UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2008 (April 18, 2008)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52082	84-1568247
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1450 Infinite Drive,		80027
Louisville, Colorado		(Zip Code)
(Address of principal
executive offices)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On April 18, 2008, Replidyne, Inc. (the “Company”) commenced a restructuring of its operations pursuant to which it will incur approximately $1.8 million of expense. This restructuring will include the termination of the employment of 11 employees and the closing of the Company’s Milford, Connecticut office. The expense associated with the restructuring includes approximately $1.4 million of cash expenditures for employee and officer related severance benefits, $0.1 million of cash expenditures for lease payments in excess of expected sub-lease income and related fees and $0.3 million of non-cash expenses for write down of excess furniture, fixtures and leasehold improvements. Actions by the Company related to this restructuring are expected to be completed by May 1, 2008.
Item 7.01 Regulation FD Disclosure.
On April 23, 2008, the Company issued a press release announcing that it has discontinued enrollment in a placebo-controlled Phase III clinical trial testing faropenem medoxomil in patients with acute exacerbation of chronic bronchitis (“AECB”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The Company took this action to conserve its cash assets and support initiatives that include pursuing strategic transactions and maintaining its research programs.
The AECB study is one in a package of four clinical trials, including two in community-acquired pneumonia and one in acute bacterial sinusitis, recommended as a way forward by the U.S. Food and Drug Administration for a new drug application submission for faropenem medoxomil to treat these three adult community respiratory tract infections. The Company has not initiated the other three trials, and consistent with prior guidance, further faropenem medoxomil development will depend on the Company securing a partner for the program.
The information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated April 23, 2008, entitled “Replidyne Discontinues Phase III Trial.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIDYNE, INC.
Dated: April 23, 2008	By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated April 23, 2008, entitled “Replidyne Discontinues Phase III Trial.”